UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2016

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 9, 2016, The Kraft Heinz Company’s (the “Company”) Board of Directors amended the Company’s Amended and Restated By-laws (the “By-Laws”) to change our fiscal year end from the Sunday closest to December 31 to the last Saturday in December of each calendar year. This amendment will be effective on December 31, 2016 and, consequently, the change to our fiscal year will be effective for our 2016 fiscal year. As a result of the change in our fiscal year, our 2016 fiscal year end will be December 31, 2016 and our 2017 fiscal year end will be December 30, 2017. However, the change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or 15d-10 and, as a result, a transition report is not required to be filed on Form 10-K for our 2016 fiscal year or 2015 fiscal year. This change is intended to more closely align our fiscal year end date to the close date of our U.S. and Canadian businesses and is not expected to have an effect on our results.

The above description of the amendments to the By-Laws is not complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The Kraft Heinz Company, effective December 31, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: December 9, 2016	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer

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